Exhibit 10.16

SETTLEMENT AGREEMENT

B E T W E E N

Kenneth J. Adelberg
(“Adelberg”)
- and -

Trackpower Inc.
(“Trackpower”)

WHEREAS Adelberg held a twenty five percent (25%) member interest in Asolare II, LLC (“Asolare”);

AND WHEREAS Asolare transferred its membership interest in Tioga Downs Racetrack, LLC to Trackpower in exchange for 1,000 Series A 8% convertible preferred shares, $3,000.00 initial value (the “Preferred Shares”);

AND WHEREAS Asolare is owed $3,000,000.00 principal of the Preferred Shares and $440,000.00 in accrued unpaid dividends from Trackpower (collectively the “Obligations”);

AND WHEREAS Asolare and Trackpower have agreed to settle the Obligations owed by Trackpower to Asolare by Trackpower issuing one billion two hundred twenty million (1,220,000,000) restricted shares of its common stock collectively to Asolare’s members and affiliates;

AND WHEREAS the parties wish to set out in this Agreement the terms, conditions and covenants of the parties in consideration of settlement of the Obligations;

NOW THEREFORE the parties hereto agree as follows:

1.                      Trackpower agrees to issue Adelberg on or before February 29, 2008, one hundred fifty five million (155,000,000) restricted shares of its common stock.

2.                      Trackpower agrees to pay Adelberg twenty five percent (25%) of ten percent (10%) of cumulative EBITDA in cash, in consecutive quarterly payments starting with the end of Trackpower’s current fiscal quarter, which payment shall be tendered within 45 days following each fiscal quarter end, until the total sum of $250,000.00 is paid.

3.                      The issuance of the restricted shares and the payment of cash pursuant to the provisions of paragraphs 1 and 2 above shall be a full and complete settlement of the Obligations.  Time is of the essence of the issuance of the restricted shares and the payment of cash pursuant to the provisions of paragraphs 1 and 2 above.

 Notwithstanding anything to the contrary stated in this Mutual Release, if the shares are not tendered to Adelberg within the applicable time periods specified and/or if the cash is not tendered to Adelberg in good and available funds within the time period specified, then the release by Adelberg of his rights or claims shall automatically become null and void.

Notwithstanding the above release language, Trackpower, in consideration of Adelberg’s past efforts as a director and/or officer, shall remain obligated to insure Adelberg under its corporate directors’ and officers’ liability policy and, in addition, shall provide Adelberg indemnification and any other protection as it would any current director or officer.

4.                      The parties hereto agree to execute the Mutual Release which is attached hereto as Schedule “A”.

5.                      The parties agree that in the event that any term or condition herein or part thereof shall be deemed void, invalid or enforceable by Court of competent jurisdiction, the remaining terms and conditions or parts thereof shall remain in full force and effect.

6.                      This Agreement constitutes the entire agreement between the parties and supersedes all prior representations or agreements related to this Agreement.

Dated this ____ day of February, 2008.

TRACKPOWER, INC.

Per:________________________
Name:
Title:

ASOLARE II, LLC

Per:________________________
Manager

_________________________	______________________________
Witness as to signature of	Kenneth J. Adelberg
Kenneth J. Adelberg

SCHEDULE "A"

MUTUAL RELEASE

IN CONSIDERATION of the satisfactory performance of the terms of settlement outlined in the attached Settlement Agreement (the “Agreement”) and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned, Adelberg and Asolare discharges Trackpower, including its affiliates, successors and predecessors and  all affiliated entities and the officers, directors, employees and agents thereof, of and from all actions, causes of actions, claims, demands and liabilities of every nature or kind whether arising at common law or in equity, by contract, by tort or under any statute or otherwise directly connected with the settlement of said Obligations between Asolare and Trackpower.

AND IN FURTHER CONSIDERATION of the Agreement and other good and valuable consideration Trackpower hereby releases Adelberg and Asolare, including its affiliates, successors and predecessors and  all affiliated entities and the members, officers, directors, employees and agents thereof, of and from all actions, causes of actions, claims, demands and liabilities of every nature or kind whether arising at common law or in equity, by contract, by tort or under any statute or otherwise directly connected to the settlement of said Obligations between Trackpower and Asolare.

This is not a general release.

THE PARTIES HEREBY INDEMNIFY AND SAVE HARMLESS EACH OTHER from any and all claims or demands by third parties directly connected to this Agreement.

THE PARTIES HEREBY DECLARE that they fully understand the nature and terms of this Mutual Release and that the acceptance of the consideration set out in the Agreement is for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid.

THE PARTIES HEREBY CONFIRM that they have been afforded an opportunity to obtain independent legal advice to review the contents of the Agreement and this Mutual Release and confirm that they are executing them voluntarily and without duress.

THE PARTIES HEREBY DECLARE that they fully understand and agree that should they hereafter make any claim or demand or commence or threaten to commence any action or complaint against the other party(ies), individually or jointly, for or by reason of any cause, matter or thing, this document may be raised as an estoppel to any claim, demand, action or complaint commenced in regard to the aforesaid.

THE PARTIES AGREE that this Mutual Release shall inure to their benefit and shall be binding upon their heirs, executors, administrators, successors and assigns.

Dated this __________ day of February, 2008.

TRACKPOWER, INC.

Per:________________________
Name:
Title:

ASOLARE II, LLC

Per:________________________
Manager

_________________________	______________________________
Witness as to signature of	Kenneth J. Adelberg
Kenneth J. Adelberg